UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2022
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
New Credit Agreement
On November 7, 2022, McKesson Corporation (“McKesson” or the “Company”) entered into a Credit Agreement (the “New Revolving Credit Facility”) among the Company, as borrower, the lenders party thereto, the letter of credit issuers party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto. The New Revolving Credit Facility replaced the Company’s existing $4.0 billion five-year senior unsecured revolving credit facility, dated as of September 25, 2019, as amended (the “Existing Credit Facility”), which was filed with the Securities and Exchange Commission on September 27, 2019 as Exhibit 10.1 to McKesson’s Current Report on Form 8-K. The Existing Credit Facility was scheduled to mature in September 2024, and provided a revolving line of credit available of up to $4.0 billion and a $3.6 billion aggregate sublimit of availability in Canadian Dollars, British Pound Sterling and Euros. There were no borrowings outstanding under the Existing Credit Facility at the time of its termination.
Under the New Revolving Credit Facility, which is scheduled to mature in November 2027, the Company has a revolving line of credit available of up to $4.0 billion and a $3.6 billion aggregate sublimit of availability in Canadian Dollars, British Pound Sterling and Euros, which is subject to increase as provided for therein. The New Revolving Credit Facility requires that the Company maintain a total debt to Consolidated EBITDA ratio of no greater than 4.00x to 1.00 (with a temporary step-up to 4.50x to 1.00 upon election by the Company after the consummation of an acquisition involving payment of cash consideration of at least $500 million). The remaining terms and conditions of the New Revolving Credit Facility are substantially similar to those previously in place under the Existing Credit Facility. The New Revolving Credit Facility also permits the Company to establish Key Performance Indicators with respect to certain Environmental, Social and Governance targets of the Company in consultation with certain sustainability coordinators, and enter into an amendment to the New Revolving Credit Facility to provide for certain adjustments to the otherwise applicable facility fee and margins.
Borrowings under the New Revolving Credit Facility bear interest based upon Term SOFR for credit extensions denominated in US Dollars, the Sterling Overnight Index Average Reference Rate for credit extensions denominated in British Pound Sterling, the Euro Interbank Offered Rate for credit extensions denominated in Euros and the Canadian Dealer Offered Rate for credit extensions denominated in Canadian Dollars, a prime rate or alternative overnight rates as applicable plus agreed margins. In the case of an event of default under the New Revolving Credit Facility, the lenders may elect, among other things, to declare any unpaid amounts obtained under the New Revolving Credit Facility to be immediately due and payable.

New Term Loan Credit Facility
On November 7, 2022, the Company also entered into a Credit Agreement (the “New Term Loan Credit Facility”), among the Company, as borrower, the lenders party thereto, Toronto Dominion (Texas) LLC, as administrative agent and the other parties thereto. Under the New Term Loan Credit Facility, which is scheduled to mature in November 2025, the Company has an unsecured delayed draw term loan facility up to $500 million which is available for borrowing for 90 days after the closing date in up to three separate borrowings, and which is subject to increase as provided for therein. The New Term Loan Credit Facility requires that the Company maintain a total debt to Consolidated EBITDA ratio of no greater than 4.00x to 1.00 (with a temporary step-up to 4.50x to 1.00 upon election by the Company after the consummation of an acquisition involving payment of cash consideration of at least $500 million). The remaining terms and conditions of the New Term Loan Credit Facility are substantially similar to those under the Existing Credit Facility. Borrowings under the New Term Loan Credit Facility bear interest based upon Term SOFR, a prime rate or alternative overnight rates as applicable plus agreed margins. In the case of event of default under the New Term Credit Facility, the lenders may elect, among other things, to declare any unpaid amounts obtained under the New Term Credit Facility to be immediately due and payable.
The Company can use funds obtained under the New Revolving Credit Facility and New Term Loan Credit Facility for general corporate purposes.
In the ordinary course of their respective businesses, the lenders under the New Revolving Credit Facility, the New Term Loan Credit Facility and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates.
The above description of the New Revolving Credit Facility and the New Term Loan Credit Facility does not purport to be complete and is qualified in its entirety by reference to the executed copies of the New Revolving Credit Facility and the New Term Loan Credit Facility, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.
The information in Item 1.01 above is hereby incorporated by reference into this Item 1.02.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Credit Agreement, dated as of November 7, 2022, among the Company, as borrower, the lenders party thereto, the letter of credit issuers party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto

10.2	Credit Agreement, dated as of November 7, 2022, among the Company, as borrower, the lenders party thereto, Toronto Dominion (Texas) LLC, as administrative agent and the other parties thereto
10.4	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 7, 2022

McKesson Corporation

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and
Chief Financial Officer